Exhibit 99.1

Paragon 28 Announces Preliminary Unaudited Revenue for Fourth Quarter
and Full-Year 2021

ENGLEWOOD, Colo. – January 10, 2022 (BUSINESS WIRE) – Paragon 28, Inc. (NYSE: FNA) (“Paragon 28” or “P28”), a leading medical device company exclusively focused on the foot and ankle orthopedic market, today announced a range of its preliminary unaudited revenue for the fourth quarter and full-year ended December 31, 2021.

Preliminary unaudited revenue for the fourth quarter of 2021 is expected to be in a range of $42.3 to $42.7 million, reflecting growth of 20.7% to 21.8% compared to revenue of $35.1 million for the fourth quarter of 2020.

Preliminary unaudited revenue for the full-year of 2021 is expected to be in a range of $147.0 to $147.4 million, reflecting growth of 32.4% to 32.8% compared to revenue of $111.0 million for the full-year of 2020.

"Paragon 28’s innovative and comprehensive foot and ankle portfolio, along with solid execution by our teammates around the globe, enabled P28 to deliver over twenty percent revenue growth in the fourth quarter of 2021 despite Covid-19 headwinds on elective procedures," said Albert DaCosta, Chairman and CEO of Paragon 28. "During the fourth quarter P28 also completed its IPO which improved P28’s financial strength and will further advance our mission to improve foot and ankle patient outcomes through the development and commercialization of advanced technologies, including SMART28.”

Albert DaCosta together with Paragon 28 Chief Financial Officer Steve Deitsch will be virtually presenting at the 24th Annual Needham Growth Conference on Monday, January 10th.

The presentation will be webcast live on Monday, January 10, 2022, at 2:45pm ET / 12:45pm MT. The webcast, as well as the archived recording, will be available on the investor relations section of the Company’s website at ir.paragon28.com.

About Paragon 28, Inc.

Based in Englewood, Colo., Paragon 28, is a leading medical device company exclusively focused on the foot and ankle orthopedic market and is dedicated to improving patient lives. From the onset, Paragon 28® has provided innovative orthopedic solutions, procedural approaches and instrumentation that cover a wide range of foot and ankle ailments including fracture fixation, hallux valgus (bunions), hammertoe, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, charcot foot and orthobiologics. The company designs products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent, and reproducible.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Paragon 28’s potential to shape a better future for foot and ankle patients and its estimated ranges of net revenue for the fourth quarter and full-year of 2021. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward-looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on Paragon 28’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These risks and uncertainties are described more fully in the section titled “Risk Factors” in Paragon 28’s filings with the Securities and Exchange Commission (the “SEC”), including Paragon 28’s final prospectus filed with the SEC pursuant to Rule 424(b)(4) on October 19, 2021. Paragon 28 is completing its financial closing procedures for the quarter ended December 31, 2021 and the year ended December 31, 2021, and such risks and uncertainties also include whether actual financial results for those periods will differ materially from the preliminary results reported above. Paragon 28 does not undertake any obligation to update forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein. These forward-looking statements should not be relied upon as representing Paragon 28’s views as of any date subsequent to the date of this press release. Paragon 28’s preliminary unaudited estimated revenue for the quarter ended December 31, 2021 and the year ended December 31, 2021 are not necessarily indicative of our operating results for any future periods.

Investor Contact:

Gilmartin Group

Matt Bacso, CFA

investors@neuropace.com